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                                                                    EXHIBIT 10.1
       Portfolio Management
       P. O. Box 1329
       Greenville, SC 29602
       864 255-8337


First Union
                                Extension Letter

December 27, 1999

Mr. Matthew J. Marron, Jr., President
HomeAdd Financial Corporation
850 South Pleasantburg Drive
P.O. Box 17918
Greenville, SC 29606

  RE: Renewal of Promissory Note from HomeAdd Financial Corporation ("Borrower") to First Union National Bank ("First Union") in the original principal amount of $1,500,000.00 dated effective as of April 30, 1998 (the "Note").

Dear Mr. Marron:

First Union has agreed to extend the maturity of the Note on the terms and conditions set forth in this letter agreement.

Accordingly, in consideration of the mutual covenants and promises set forth in this letter agreement and other good and valuable consideration, Borrower and First Union agree as follows:

 1. Borrower acknowledges that the Note is or will be fully due and owing by virtue of its maturity on December 31, 1999, that the total outstanding principal balance under the Note as of December 23, 1999 is $155,408.49, and that interest on the obligations under the Note is paid through December 15, 1999. Borrower and First Union agree that the maturity of the Note shall be extended to April 30, 2000, at which time the outstanding principal balance, accrued interest and all other amounts under the Note shall become due and payable. Accrued interest shall be due and payable on the 151h of January, February, March and April 2000.

 2. Except as extended and amended hereby, all of the terms, covenants, conditions and provisions of the Note and related loan documents (the "Loan Documents") remain unchanged and in full force and effect. Borrower ratifies and confirms its obligations under the Note and Loan Documents, as extended hereby, and represents and warrants to First Union that it has no counterclaims, defenses or offsets to any of its obligations under the Note and Loan Documents, as extended. Borrower further agrees that all collateral pledged to secure the Note shall continue to secure the Note as extended hereby.

 3. The letter agreement shall be binding upon and inure to the benefit of First Union and Borrower and their respective successors and assigns.





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Mr. Matthew J. Marron, Jr., President
HomeAdd Financial Corporation
December 27, 1999
Page 2 of 2


Please indicate your agreement with the terms and conditions of this letter agreement by executing it as provided below and returning it to the undersigned.

Sincerely,
                                First Union National Bank


CORPORATE
SEAL                            By:  /s/ David Shelnutt
                                     David Shelnutt, Senior Vice President




Borrower agrees to the terms of the above letter agreement December 28,1999.

HomeAdd Financial Corporation

By:  /s/ Matthew J. Marron, Jr.
     Matthew J. Marron, Jr.
     President


RSI Holdings, Inc. agrees to the terms of the above letter agreement December 28,1999.

RSI Holdings, Inc.

By:  /s/ Buck A. Mickel
     Buck A. Mickel
     Vice President